Exhibit 1.1

EXECUTION COPY

VIACOM INC.

1.250% Senior Notes due 2015

3.125% Senior Notes due 2022

Underwriting Agreement

June 7, 2012

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters listed in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005, and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Viacom Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), and the Underwriters, severally and not jointly, on the terms set forth herein, propose to purchase in the respective principal amounts set forth in said Schedule 1, $100,000,000 principal amount of its 1.250% Senior Notes due 2015 (the “Senior Notes due 2015”) and $300,000,000 principal amount of its 3.125% Senior Notes due 2022 (the “Senior Notes due 2022” and, collectively with the Senior Notes due 2015, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of April 12, 2006 between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of April 12, 2006, the Second Supplemental Indenture thereto, dated as of June 16, 2006, the Third Supplemental Indenture thereto dated as of December 13, 2006, the Fourth Supplemental Indenture thereto dated as of October 5, 2007, the Fifth Supplemental Indenture thereto dated as of August 26, 2009, the Sixth Supplemental Indenture thereto dated as of September 29, 2009, the Seventh Supplemental Indenture thereto dated as of February 22, 2011, the Eighth Supplemental Indenture thereto dated as of March 31, 2011, the Ninth Supplemental Indenture thereto dated as of December 12, 2011, the Tenth Supplemental Indenture thereto dated as of February 28, 2012 and the Eleventh Supplemental Indenture thereto to be dated as of June 14, 2012 (as so supplemented and amended, the “Indenture”).

1. Representations and Warranties. The Company represents and warrants to the Underwriters, as of the date hereof, as follows:

(a) Registration Statement and the Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-162962) under the Securities Act of 1933, as amended (the “1933 Act”), (including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, the “Registration Statement”) in respect of, among other things, the Securities. The Company meets the requirements for use of Form S-3 under the 1933 Act. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the rules and regulations under the 1933 Act, then all references to the Registration Statement shall also be deemed to include that Rule 462(b) registration statement. The Registration Statement became effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The prospectus included in the Registration Statement on November 6, 2009, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the final prospectus supplement dated June 7, 2012 specifically relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means the preliminary form of the Prospectus dated June 7, 2012. For purposes of this Underwriting Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and “Time of Sale Information” means the Preliminary Prospectus as supplemented by the free writing prospectuses, if any, each identified in Annex A hereto and the other written communications, if any, referred to in Section 1(b). As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents, if any, incorporated by reference therein. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information and the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Underwriting Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Registration Statement and the Indenture, at the time and date the Registration Statement initially became effective, complied in all material respects with the applicable provisions of the 1933 Act and the 1939 Act, respectively, and the applicable rules and regulations of the Commission thereunder. The Registration Statement, at the time and date it initially became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Information, on June 7, 2012, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and on the Closing Time, will comply, in all material respects, with the applicable provisions of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through any Representative specifically for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment thereof or supplement thereto.

(b) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any free writing prospectus other than the documents listed on Annex A hereto and other written communications, a copy of which has been furnished to the Representatives and to which the Representatives have not reasonably objected. Any such free writing prospectus and any such other written communications as of its issue date complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder and was filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) thereunder).

(c) Incorporated Documents. The documents incorporated in the Registration Statement, the Time of Sale Information and the Prospectus, at the time they were (or hereafter, until the Closing Time, are) filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(d) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement, the Time of Sale Information and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and the Public Company Accounting Oversight Board.

(e) Financial Statements. The financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company in all material respects at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial data for the Company, the capitalization table and the ratio of earnings to fixed charges included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material aspects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no material transactions entered into by the Company other than transactions contemplated by the Time of Sale Information or transactions arising in the ordinary course of business.

(g) Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(h) Good Standing of Designated Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(i) Authorization of Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(j) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(k) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(l) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Time of Sale Information and the Prospectus.

(m) Absence of Defaults and Conflicts. The issue and sale of the Securities and compliance by the Company with all of the provisions of the Securities, the Indenture and this Underwriting Agreement and the consummation of the transactions contemplated herein and therein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Time of Sale Information and the Prospectus (other than as stated therein), or which individually or in the aggregate would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated under the Time of Sale Information and the Prospectus or the performance by the Company of its obligations hereunder and thereunder.

(o) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under this Underwriting Agreement, except as otherwise set forth herein, and except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not individually or in the aggregate result in a Material Adverse Effect.

(p) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Information and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(q) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(r) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act to the extent applicable thereto. Except as disclosed in the Time of Sale Information and the Prospectus, to the Company’s knowledge there are no material weaknesses in the Company’s internal controls.

(s) Sarbanes-Oxley Act. There is, and has been, no material failure on the part of the Company or the Company’s subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications by the Company’s Chief Executive Officer and Chief Financial Officer.

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such subsidiary, as the case may be, to each Underwriter as to matters covered thereby.

2. Sale and Delivery to Underwriters; Closing.

(a) Securities. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule 2 hereto, the aggregate principal amount of the Securities set forth in Schedule 1 hereto opposite the name of such Underwriter plus any additional principal amount of the Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of the Company, 1515 Broadway, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on June 14, 2012 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of the Depository Trust Company (“DTC”), Clearstream Luxembourg Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, unless the Representatives shall otherwise instruct.

(c) Certain Restrictions. Each Underwriter agrees that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Time of Sale Information or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in this Underwriting Agreement.

(d) Free Writing Prospectuses. Each Underwriter represents and agrees that, other than the final term sheet substantially in the form of Annex B hereto, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. Notwithstanding anything to the contrary herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (i) information describing only the preliminary terms of the Securities or their offering and that is within the categories of information to be included in the final term sheet of the Company attached hereto as Annex B, or (ii) other information that is not “issuer information,” as defined in Rule 433 under the 1933 Act.

3. Covenants of the Company. The Company covenants with each Underwriter, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, 430B or

430C of the 1933 Act Regulations and Rule 462(b) of the 1933 Act Regulations, if and as applicable, will file any free writing prospectus to the extent required by Rule 433 under the 1933 Act, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Time of Sale Information, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. Prior to the Closing Time, the Company will advise the Representatives promptly of its intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to the Prospectus, or any free writing prospectus in relation to the Securities, will furnish the Representatives with copies of any such documents or communications a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object on a timely basis, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document or communication is necessary to comply with any law.

(c) Delivery of Registration Statements. The Company has furnished or, if requested in writing by the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus and each free writing prospectus as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Time of Sale Information and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Information or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act. The Company may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

(h) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(i) Reporting Requirements. Until the Closing Time, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Record Retention. The Company will, to the extent required under Rule 433 under the 1933 Act, retain copies of each free writing prospectus that it has used and not filed with the Commission.

4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and any charges of DTC in connection therewith, (iv) the reasonable documented fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the filing fees incident to, and the reasonable documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, and (ix) the filing fees payable to the Commission in connection with the registration therewith of the Securities.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities under this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act, shall have been instituted or be pending or, to the knowledge of the Company, threatened, by the Commission. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 under the 1933 Act Regulations.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of an Executive Vice President, a Senior Vice President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in this Underwriting Agreement at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Ratings. On the date hereof and prior to the Closing Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings Ltd. or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense as reasonably incurred (including the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto) or the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act; or (B) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or such free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act. This indemnity agreement will be in addition to any liabilities which any Underwriter may otherwise have.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities under this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule 1 hereto, and not joint.

8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

9. Termination.

(a) Underwriting Agreement. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Time of Sale Information, any material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market (“NASDAQ”), or if trading generally on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 9(b) and 14 shall survive such termination and remain in full force and effect.

10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase at the Closing Time under this Underwriting Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities set forth on Schedule 1 hereto, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or in such other proportions as the Representatives may specify, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities set forth on Schedule 1 hereto, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, excluding e-mail. Notices to the Underwriters shall be directed to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, attention: Debt Capital Markets Syndicate Desk, facsimile (212) 797-2202, with a copy to General Counsel, facsimile (212) 797-4564, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, attention: Investment Grade Syndicate Desk, facsimile (212) 834-6081.

12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and the other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Underwriting Agreement are entered into on an arm’s-length basis between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such purchase and sale each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, either before or after the date hereof, and (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Underwriting Agreement. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transactions or the process leading thereto.

14. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

16. Counterparts. This Underwriting Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

Very truly yours,

VIACOM INC.

By:	/s/ George S. Nelson
Name: George S. Nelson
Title: Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director | CMTS North America Deutsche Bank Securities Inc.

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Aggregate Principal Amount of 1.250% Senior Notes due 2015	Aggregate Principal Amount of 3.125% Senior Notes due 2022

Deutsche Bank Securities Inc.	$28,000,000	$84,000,000

J.P. Morgan Securities LLC	28,000,000	84,000,000

Mizuho Securities USA Inc.	12,000,000	36,000,000

SMBC Nikko Capital Markets Limited	12,000,000	36,000,000

Lloyds Securities Inc.	5,125,000	15,375,000

U.S. Bancorp Investments, Inc.	5,125,000	15,375,000

BNY Mellon Capital Markets, LLC	2,750,000	8,250,000

Santander Investment Securities Inc.	2,750,000	8,250,000

The Williams Capital Group, L.P.	2,750,000	8,250,000

Banca IMI S.p.A.	1,500,000	4,500,000

Total	$100,000,000	$300,000,000

Sch 1-1

SCHEDULE 2

The purchase price to be paid by the Underwriters for the Securities shall be a percentage of the principal amount thereof as follows:

99.776% plus accrued interest from February 28, 2012 to the Closing Time for the Senior Notes due 2015

98.103% plus accrued interest from June 14, 2012 to the Closing Time for the Senior Notes due 2022

Sch 2-1

ANNEX A

FREE WRITING PROSPECTUSES

•	Final Term Sheet dated June 7, 2012, substantially in the form of Annex B

ANNEX B

VIACOM INC.

SENIOR NOTES OFFERING - FINAL TERMS

Issuer Free Writing Prospectus

Dated June 7, 2012

Filed Pursuant to Rule 433

Registration Statement No. 333-162962

Issuer:	Viacom Inc.

Format:	SEC Registered

Securities:	Senior Notes

Trade Date:	June 7, 2012

Settlement Date (T+5):	June 14, 2012

Interest Payment Dates:	The Senior Notes due 2022 (the “2022 Senior Notes”) will accrue interest from June 14, 2012 and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012.

Principal Amount Offered Hereby:	$300,000,000

Maturity Date:	June 15, 2022

Price to Public:	98.553% per 2022 Senior Note

Gross Spread:	0.45%

Net Proceeds:	$294,309,000

Coupon:	3.125%

Yield to Maturity:	3.296%

Spread to Benchmark Treasury:	165 bps

Benchmark Treasury:	1.75% UST due 5/22

Benchmark Treasury Price / Yield:	100-30+ / 1.646%

Make-Whole Call:	Treasury Rate plus 25 bps

Par Call:	At any time on or after March 15, 2022, at 100% of the principal amount of the 2022 Senior Notes to be redeemed, plus accrued and unpaid interest to the date of redemption

Denominations:	Minimum of $2,000 x $1,000 in excess thereof

Day Count:	30/360

CUSIP:	92553P AM4

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Mizuho Securities USA Inc. SMBC Nikko Capital Markets Limited

In addition to the Senior Notes described in the preliminary prospectus supplement dated June 7, 2012, the issuer is also reopening the $500,000,000 1.250% Senior Notes due 2015 issued on February 28, 2012.

Issuer:	Viacom Inc.

Format:	SEC Registered

Securities:	1.250% Senior Notes due 2015 (the “2015 Senior Notes”, which are a reopening of the $500,000,000 1.250% Senior Notes due 2015 issued on February 28, 2012, and, together with the 2022 Senior Notes, the “Senior Notes”)

Trade Date:	June 7, 2012

Settlement Date (T+5):	June 14, 2012

Interest Payment Dates:	The 2015 Senior Notes will accrue interest from February 28, 2012 and will be payable semi-annually in arrears on February 27 and August 27 of each year, beginning on August 27, 2012.

Principal Amount Offered Hereby:	$100,000,000 (in addition to the $500,000,000 offered pursuant to the Prospectus Supplement dated February 23, 2012)

Maturity Date:	February 27, 2015

Price to Public:	100.026% of the principal amount plus accrued interest from February 28, 2012 in the amount of $368,055.56

Gross Spread:	0.25%

Net Proceeds (excluding accrued interest):	$99,776,000

Coupon:	1.250%

Yield to Maturity:	1.240%

Spread to Benchmark Treasury:	87.5 bps

Benchmark Treasury:	0.25% UST due 5/15

Benchmark Treasury Price / Yield:	99-21 1/4 / 0.365%

Make-Whole Call:	Treasury Rate plus 15 bps

Denominations:	Minimum of $2,000 x $1,000 in excess thereof

Day Count:	30/360

CUSIP:	92553P AK8

Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Mizuho Securities USA Inc. SMBC Nikko Capital Markets Limited

Additional U.S. Federal Income Tax Considerations:

The following discussion supplements, and should be read in conjunction with, the discussion in the prospectus supplement under the heading “U.S. Federal Income Tax Considerations.” Terms used in but not defined in this discussion have the meanings ascribed to them elsewhere in the prospectus supplement or in “U.S. Federal Income Tax Considerations” in the prospectus supplement, dated June 7, 2012.

The 2015 Senior Notes offered hereby will be issued pursuant to a “qualified reopening” of the 1.250% Senior Notes due 2015 that were issued on February 28, 2012 with an issue price of 99.789% (the “Existing Notes”). For U.S.

federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, all of the 2015 Senior Notes offered hereby will be deemed to have the same issue date and the same issue price as the Existing Notes.

A portion of the price paid for the 2015 Senior Notes offered hereby will be allocable to unpaid stated interest that “accrued” prior to the date such 2015 Senior Notes are sold pursuant to this offering (the “Pre-Issuance Accrued Stated Interest”). The issuer intends to treat a portion of the first stated interest payment on the 2015 Senior Notes offered hereby in an amount equal to the Pre-Issuance Accrued Stated Interest as a return of the Pre-Issuance Accrued Stated Interest and not as an amount payable on such 2015 Senior Notes. Amounts treated as a return of the Pre-Issuance Accrued Stated Interest should not be taxable to a U.S. Holder when received. Prospective investors should consult their own tax advisors regarding the Pre-Issuance Accrued Stated Interest.

It is expected that delivery of the Senior Notes will be made against payment therefor on or about June 14, 2012, which will be the 5th business day following the date of pricing of the Senior Notes (such settlement cycle being referred to herein as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on the date of pricing or the following business day will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade those Senior Notes on the date of pricing or the following business day should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or by email at prospectus.CPDG@db.com or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.